                                                                    EXHIBIT 11-A


                       COMPUTATION OF PRO FORMA COMBINED

                           EARNINGS (LOSS) PER SHARE


        BASIC AND DILUTED PRO FORMA COMBINED EARNINGS (LOSS) PER SHARE:



                                  SEPTEMBER 30,          JUNE 30,                       DECEMBER 31,
                                  -------------  ------------------------  --------------------------------------
                                      1998          1998         1997          1997         1996         1995
                                  -------------  -----------  -----------  ------------  -----------  -----------
CHRYSLER
Weighted average common shares
  outstanding...................         646.5         646.2        688.3         675.5        730.3        748.4
Shares offered in offering......          24.0          24.0         18.7          18.7           --           --
Stock options, net..............          12.1          10.4          6.7           6.8          7.4          7.1
Conversion of preferred stock...           0.5           0.7          1.7           1.3          4.4         34.7
Conversion of other contingently
  issuable shares...............           2.4           2.3          1.6           1.7          1.7          1.5
                                  -------------  -----------  -----------  ------------  -----------  -----------
                                         685.5         683.6        717.0         704.0        743.8        791.7
Conversion ratio................        0.6235        0.6235       0.6235        0.6235       0.6235       0.6235
                                  -------------  -----------  -----------  ------------  -----------  -----------
Pro forma weighted average
  common shares outstanding.....         427.4         426.2        447.0         438.9        463.8        493.6
                                  -------------  -----------  -----------  ------------  -----------  -----------
DAIMLER-BENZ
Weighted average Ordinary
  Shares/ADS outstanding........         542.0         527.5        525.2         525.5        523.7        522.7
Conversion ratio................         1.005         1.005        1.005         1.005        1.005        1.005
                                  -------------  -----------  -----------  ------------  -----------  -----------
                                         544.7         530.1        527.8         528.1        526.3        525.4
                                  -------------  -----------  -----------  ------------  -----------  -----------
Basic pro forma combined
  weighted average shares
  outstanding...................         972.1         956.3        974.8         967.0        990.1      1,019.0
                                  -------------  -----------  -----------  ------------  -----------  -----------
Pro forma combined net earnings
  (loss)........................       DM8,186       DM5,721      DM3,542      DM12,906      DM8,359     DM(2,689)
                                  -------------  -----------  -----------  ------------  -----------  -----------
                                  -------------  -----------  -----------  ------------  -----------  -----------
Basic pro forma combined
  earnings (loss) per share.....        DM8.42        DM5.98       DM3.63       DM13.35       DM8.44      DM(2.64)
                                  -------------  -----------  -----------  ------------  -----------  -----------
                                  -------------  -----------  -----------  ------------  -----------  -----------

                       COMPUTATION OF PRO FORMA COMBINED

                           EARNINGS (LOSS) PER SHARE


  BASIC AND DILUTED PRO FORMA COMBINED EARNINGS (LOSS) PER SHARE: (CONTINUED)



                                  SEPTEMBER 30,          JUNE 30,                       DECEMBER 31,
                                  -------------  ------------------------  --------------------------------------
                                      1998          1998         1997          1997         1996         1995
                                  -------------  -----------  -----------  ------------  -----------  -----------
Diluted pro forma combined
  earnings (loss) per share:
Chrysler pro forma weighted
  average shares outstanding....         427.4         426.2        447.0         438.9        463.8        493.6
                                  -------------  -----------  -----------  ------------  -----------  -----------
Daimler-Benz weighted average
  Ordinary shares/ ADS
  outstanding...................         542.0         527.5        525.2         525.5        523.7        522.7
Dilutive convertible bonds and
  notes.........................          12.8          24.9          8.8          12.7          4.0           --
                                  -------------  -----------  -----------  ------------  -----------  -----------
                                         554.8         552.4        534.0         538.2        527.7        522.7
Conversion ratio................         1.005         1.005        1.005         1.005        1.005        1.005
                                  -------------  -----------  -----------  ------------  -----------  -----------
                                         557.6         555.2        536.7         540.9        530.4        525.4
Diluted pro forma combined
  weighted average shares
  outstanding...................         985.0         981.4        983.7         979.8        994.2      1,019.0
                                  -------------  -----------  -----------  ------------  -----------  -----------
Pro forma combined earnings
  (loss)........................       DM8,186       DM5,721      DM3,542      DM12,906      DM8,359     DM(2,689)
Interest expense on convertible
  bonds and notes...............            32            24           14            38            7           --
                                  -------------  -----------  -----------  ------------  -----------  -----------
                                       DM8,218       DM5,745      DM3,556      DM12,944      DM8,366     DM(2,689)
                                  -------------  -----------  -----------  ------------  -----------  -----------
                                  -------------  -----------  -----------  ------------  -----------  -----------
Diluted pro forma combined
  earnings (loss) per share.....        DM8.34        DM5.85       DM3.61       DM13.21       DM8.41      DM(2.64)
                                  -------------  -----------  -----------  ------------  -----------  -----------
                                  -------------  -----------  -----------  ------------  -----------  -----------